CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 26, 1997, except as to Note 13, which is as of March 27, 1997, appearing on page 16 of Accent Color Sciences, Inc.'s Annual Report on 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
Hartford, CT
January 30, 1998